Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-1/A (file 333-249473) and related Prospectus of Eltek Ltd. for the registration of Subscription Rights and Ordinary Shares and to the incorporation by reference therein of our report dated April 27, 2020, with respect to the consolidated financial statements of Eltek Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
November 4, 2020	A Member of Ernst & Young Global